MONTGOMERY MINES, INC.

Exhibit 3.8

ARTICLE I

Title, Location

1. The title ofthe corporation is MONTGOMERY MINES, INC.

2. The principal office of said corporation shall be in the village of Bonners Ferry, Boundary Gounty, State of Idaho.

ARTICLE 2

Meetings of Stockholders

1. The annual meetings of the stockholders of this corporation shall be held at the principal office of the corporation in the Village of Bonners Ferry, State of Idaho, on the first Monday in November, in each year, at two (2) o'clock P.M., for the election of directors and the transaction of such other business as may properly come before the meeting. Notice of the time, place and object of such meeting shall be given by mailing at least ten (10) days previous to such meeting, postage prepaid, a copy of such notice addressed to each stockholder at his residence or place of business as the same shall appear on the books of the corporation. No business other than that stated in such notice shall be transacted at such meeting without the unanimous consent of all the stockholders present thereat in person or by proxy.

2. Special meetings of the stockholders shall be held at the principal office of the company in Bonners Ferry, Idaho, and may be called at any time by a majority of the directors, or by a call signed by stockholders holding one-third of the voting stock of the company. Notice of every special meeting, stating the time, place and object thereof, shall be given by mailing, postage prepaid, at least five (5) days before such meeting, a copy of such notice, addressed to each stockholder at his postoffice address as the same appears on the books of the company.

3. At all meetings of stockholders there shall be present, either in person or by proxy, stockholders owning a majority of the outstanding capital stock of the corporation in order to constitute a quorum, except where otherwise provided by statute or by the Certificate of Incorporation.

4. At all meetings of stockholders only such persons shall be entitled to vote in person or by proxy who shall appear as stockholders on the transfer books of the corporation for ten (10) days immediately preceding such meeting. At any regular or special meeting each stockholder shall be entitled to one vote for every share of stock held in his name.

5. At the annual meetings of stockholders the following shall be the order of business: (1) Calling the roll; (2) Proof of Notice of Meeting; (3) Report of President; (4) Report of Secretary; (5) Report of Committees; (6) Election of Directors; (7) Miscellaneous business.

6. At all meetings of stockholders all questions, except the question of an amendment to the By-Laws and the election of Directors, and all such other questions, the manner of deciding which is especially regulated by statute, shall be determined by a majority vote of the stockholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, and in that case such stock vote shall immediately be taken and each stockholder present in person or by proxy shall be entitled to one vote for each share of stock owned by him as provided in Section Four (4). All voting shall be viva voce, except that a stock vote shall be by ballot, each of which shall state the name of the stockholder voting and the number of shares owned by him, and in addition, if such ballot be cast by a proxy, it shall also state the name of such proxy.

1. The directors of this corporation, three (3) in number, shall be elected by ballot, for the term of one (1) year, at the annual meeting of the stockholders, except as hereinafter provided for filling vacancies. The directors shall each hold at least one hundered (100) shares of stock. In all elections for directors, each stockholder may cumulate his shares and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock shall equal, or distribute them on the same principle among as many candidates as he shall think fit.

2. Vacancies in the Board of Directors occurring during the year shall be filled for the unexpired term by a majority vote of the remaining directors at any special meeting called for that purpose or any regular meeting of the Board.

3. In case the entire Board of Directors shall die or resign, any stockholder may call a special meeting of stockholders in the same manner that the president may call such meeting, and directors for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.

4. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and management of the affairs of the Corporation as they deem proper, not inconsistent with the laws of the State of Idaho, or these By-Laws.

ARTICLE 4

<u>Meetings of Directors</u>

1. The Board of Directors shall meet at the office of the company at Bonners Ferry, Idaho, on the first Monday in March, June, September and December in each year, or whenever called together by the president upon due notice given to each director. On the written request of any director the Secretary shall call a special meeting of the Board. At such meeting a majority shall constitute a quorum for the transaction of business.

Powers of Directors

1. The Board of Directors shall have management of the business of the company, and in addition to the powers and authorities by these By-Laws expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, but subject, nevertheless, to the provisions of the statute, of the charter, and of these By-Laws, and to any regulations from time to time made by the stockholders, provided that no regulations so made shall invalidate any prior act of the directors which would have been valid if such regulation had not been made.

2. Without prejudice to the general powers conferred by the last preceding clause and the other powers conferred by these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

(a) To appoint, and at their discretion to remove or suspend, such subordinate managers, officers, assistants, clerks, agents and servants, permanently or temporarily, as they may from time to time change, their salaries or emoluments, and to require security in such instances and in suchamounts as they think fit.

(b) To confer by resolution upon any officer of the company the right to choose, remove or suspend such subordinate officers, agents or factors.

ARTICLE 6

Officers

1. The Board of Directors immediately after the annual meeting shall choose one of their number by a majority vote to be president, and it shall appoint a vice-president and secretary and treasurer. Each of such officers shall serve for the term of one (1) year or until the next annual election. Vacancies occurring among the officers may be filled by the Board of Directors for the unexpired term.

Board of Directors, and shall act as chairman at and call to order all meetings of the stockholders. He shall sign all certificates of stock, and may sign and execute all authorized bonds, contracts, or other obligations, in the name of the corporation. He shall submit a complete report of the operations and conditions of the company for the year to the stockholders at their regular meeting in November of each year, and from time to time shall report to the directors all matters within his knowledge which the interest of the company may require to be brought to their notice; he shall also be general manager and have general charge of the business of the corporation, subject only to the approval amd supervision of the Board of Dbrectors.

3. The vice-president shall preside at the meetings of the stockholders and the Board of Directors in the absence of the president, and shall perform other duties as from time to time may be assigned to him by the Board of Directors.

4. The secretary shall at all reasonable times exhibit his books and accounts to any stockholder of the company upon application at the office of the company during business hours. He shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of stockholders. He shall attend to the giving and serving od all notices of the company. He shall have charge of the Certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at reasonable times be open to the examination of any director upon application at the office of the company during business hours, and he shall in general perform all the duties incident to the office of the Secretary, subject to the control of the Board of Directors.

5. The Treasurer shall keep an accurate record of the receipts and disbursements made in behalf of the corporation, and receive and disburse all funds of the corporation under the direc-

transactions of the corporation during the preceding year, and shall also make such financial report at such other times and in such form as may be ordered by the Board of Directors. The office of the Treasurer shall be combined with the office of the Secretary and both offices held by the same person.

ARTICLE 7

Capital Stock

1. Subscriptions to the capital stock must be paid to the treasurer at such times and in such installments as the Board of Directors may by resolution require. Any failure to pay any installment when required to be paid by the Board of Directors shall work a forfeiture of such share of stock in arrears.

2. Certificates of stock shall be numbered and registered in the order they are issued, and shall be signed by the president, and the seal of the Corporation shall be affixed thereto. All certificates shall be bound in a book, and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name and address of the person owning the shares therein represented, the number of shares and the date of issuing thereof. All certificates exchanged or returned to the corporation shall be marked cancelled, with the date of cancellation by the Secretary and shall be immediately pasted in the Certificate Book opposite the memorandum of its issue.

3. Transfers of shares shall only be made upon the books of the corporation by the holder in person or by power of attorney duly executed and acknowledged and filed with the secretary of the corporation, and on the surrender of the Certificate or Certificates of such shares.

4. In case the capital stock of the corporation is increased at any time, each of the stockholders of said corporation at the time such increase shall be authorized and shall be entitled to subscribe for additional stock in proportion to the stock in said

stockholder has been given the opportunity to subscribe for such additional stock and refused or failed to do so.

ARTICLE 8

Notice

1. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer, or stockholder, it shall not be construed to be limited to personal notice, but such notice may be given in writing by depositing the same in the postoffice or letter-box in a postpaid, sealed wrapper, addressed to such director, officer or stockholder at his or her address as the same appears on the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

ARTICLE 9

Waiver of Notice

1. Any stockholder, officer, or director may waive in writing any notice required to be given under these By-Laws.

This motion was seconded by E. W. Wheelan, and upon vote being taken was unanimously carried.

WE, the undersigned, owners of 3,000 shares of stock of Montgomery Mines, Inc., subscribed for, hereby certify that the foregoing By-Laws, consisting of Nine (9) Articles, have been duly adopted as the By-Laws, of the said corporation.

WITNESS our hands this 30th day of November, 1935.

JOHN T. LINGRELL

J. A. BERRY

E. W. WHEELAN

This motion was duly seconded and carried and the said By-Laws were ordered entered and extended in the book of By-Laws. 56

The next business to come before the meeting was the election of directors for the ensuing year and upon ballot being taken the following stockholders were unanimously elected as directors for the ensuing year, to-wit:

John T. Lingress
J. A. Berry
E. W. Wheelan

There being no other business to come before the meeting, meeting adjourned.

J. A. Berry

E. W. Wheelan

John T. Lingrell